Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-225196, 333-237589, 333-253514, 333-262971, 333-270226 and 333-277480) of Kiniksa Pharmaceuticals International, plc of our report dated February 28, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting of Kiniksa Pharmaceuticals, Ltd., which appears in Kiniksa Pharmaceuticals, Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 28, 2024